Calculation of Filing Fee Tables
S-8
ADVANCED MICRO DEVICES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	65,000,000	$ 437.29	$ 28,423,850,000.00	0.0001381	$ 3,925,333.69
Total Offering Amounts:						$ 28,423,850,000.00		$ 3,925,333.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,925,333.69
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Advanced Micro Devices, Inc.'s (the "Registrant") common stock that become issuable under the 2023 Equity Incentive Plan (the "2023 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for the additional 65,000,000 shares reserved for future issuance under the 2023 Plan are based on the average of the high and the low price of Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 8, 2026, which was $437.29. (3) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources